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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [ ]  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE GROWTH FUND OF SPAIN, INC.
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                (Name of Registrant as Specified in its Charter)

                           BANKGESELLSCHAFT BERLIN AG
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                   PRELIMINARY COPY -- SUBJECT TO COMPLETION

                           Bankgesellschaft Berlin AG
                                Alexanderplatz 2
                                 D-10178 Berlin
                                    Germany


Dear Fellow Shareholder of The Growth Fund of Spain, Inc. (the "Fund"):

         As the largest shareholder of the Fund (based on public filings with the Securities and Exchange Commission), we are deeply concerned about the persistent discount from net asset value ("NAV") of the shares of the Fund. According to the Closed-End Fund Digest (October 1997), the shares of the Fund traded at an average discount of 19.55% from their NAV during the 52 weeks ended September 26, 1997. We seek your support in electing our two nominees to the Board of Directors of the Fund at the Special Meeting of Shareholders of the Fund scheduled for December 3, 1997. Our two nominees, Gregory L. Melville and Moritz A. Sell, have indicated to us that, if elected to the Board of Directors of the Fund, they will be committed to exploring methods of reducing or eliminating the discount from NAV of the shares of the Fund. We believe that our two nominees will be more committed to taking prompt action designed to reduce or eliminate the persistent discount from NAV at which the shares of the Fund have traded, and otherwise represent the interests of all shareholders of the Fund, than the two directors nominated by the Fund (each of whom is affiliated with the Fund's proposed new investment manager). Such actions might include open-ending the Fund or converting the Fund to a closed-end interval fund, among others. PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY IN THE POSTAGE-PREPAID ENVELOPE WHICH HAS BEEN PROVIDED. It is important that you not return any proxy card sent to you by the Fund. If you have returned the [WHITE] proxy card sent to you by the Fund, you have the right to revoke that proxy and vote for our nominees by signing, dating and mailing a later dated BLUE proxy card in the envelope provided. If you have any questions, please contact Georgeson & Company Inc., who is assisting us in the solicitation, toll-free at 1-800-223-2064.

                                            Sincerely yours,


                                            Bankgesellschaft Berlin AG

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                   PRELIMINARY COPY -- SUBJECT TO COMPLETION

                        PROXY STATEMENT IN OPPOSITION TO
                 THE SOLICITATION BY THE BOARD OF DIRECTORS OF
                         THE GROWTH FUND OF SPAIN, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                         To be held on December 3, 1997


To Our Fellow Shareholders:

         This Proxy Statement and the enclosed BLUE proxy card are being furnished to holders of record on September 22, 1997 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock"), of The Growth Fund of Spain, Inc., a Maryland corporation (the "Fund"), by Bankgesellschaft Berlin AG, a German banking organization (the "Soliciting Shareholder"), in connection with the solicitation of proxies by the Soliciting Shareholder for use at the Special Meeting of shareholders of the Fund (the "Special Meeting") to be held on Wednesday, December 3, 1997 at 2:30 p.m., Chicago time, and any and all adjournments or postponements thereof. The Special Meeting will be held in the Presentation Room on the 32nd Floor at the offices of the Fund, located at 222 South Riverside Plaza, Chicago, Illinois. The Special Meeting is one of a number of joint special meetings of Kemper Closed-End Funds scheduled for the same time and place. This Proxy Statement and the accompanying BLUE proxy card are first being sent to shareholders of the Fund on or about __________, 1997.

         The Soliciting Shareholder is soliciting your proxy in support of the election of its two nominees to the Board of Directors of the Fund (the "Board"). The Soliciting Shareholder believes that its nominees will better represent the interests of the shareholders of the Fund, especially when the Board is faced with decisions regarding the reduction or elimination of the persistent discount from net asset value ("NAV") at which the shares of Common Stock have traded, than the individuals nominated to the Board by the other members of the Board.

         A BLUE proxy card which is properly signed, dated, returned and not revoked will be voted for each of the nominees named herein, except to the extent that the authority to vote for one of such nominees is withheld. Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the meeting of which the Soliciting Shareholder is not aware as of the date of this Proxy Statement and matters incident to the conduct of the Special Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the Securities and Exchange Commission (the "Commission").

         The Fund currently has a total of seven directors, divided into three classes. (One directorship is vacant and will be filled at the Special Meeting, so that the Board will then have a total of eight directors.) There are two Class I directors, whose terms expire in 1998, three Class II directors, whose terms expire in 1999, and three Class III directors, whose terms expire in 2000. One of the directors to be elected at the Special Meeting will be a Class II director and one of the

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directors to be elected at the Special Meeting will be a Class III director.
The Soliciting Shareholder proposes Moritz A. Sell as the Class II director to be elected at the Special Meeting and Gregory L. Melville as the Class III director to be elected at the Special Meeting. BLUE proxy cards which are properly signed, dated and returned will be voted in a manner consistent with this proposal.

VOTING, QUORUM

         Only shareholders of record on the Record Date will be entitled to vote at the Special Meeting. According to the proxy statement distributed by the Board of Directors in connection with the Special Meeting (the "Fund Proxy Statement"), there were 16,544,593 shares of Common Stock issued and outstanding on September 22, 1997. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held by them. Shares of Common Stock do not have cumulative voting rights. Directors of the Fund are elected by a plurality of the votes cast.

         In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the Special Meeting. Abstentions and broker non-votes will have no effect in the election of directors; the two nominees receiving the largest number of votes will be elected.

         At least 50% of the shares of Common Stock must be present, in person or by proxy, in order to constitute a quorum for the transaction of business.

REVOCATION OF PROXIES

         Any proxy given in connection with the Special Meeting (whether given to the Fund or to the Soliciting Shareholder) may be revoked at any time prior to the voting thereof at the Special Meeting by delivering a written revocation of his or her proxy to the Secretary of the Fund or with the presiding officer at the Special Meeting, by executing and delivering a later dated proxy to the Soliciting Shareholder or the Fund or their solicitation agents, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy.

         There is no limit on the number of times that a shareholder may revoke his or her proxy prior to the Special Meeting. Only the latest dated, properly signed proxy card will be counted.

         IF YOU HAVE ALREADY SENT A [WHITE] PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUND, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE NOMINEES OF THE SOLICITING SHAREHOLDER BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD IN THE ENVELOPE PROVIDED.

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               INFORMATION CONCERNING THE SOLICITING SHAREHOLDER

         The Soliciting Shareholder is one of the largest banking organizations in Germany, with over 343.8 billion German marks in assets as of June 30, 1997 and equity capital of over 8.1 billion German marks as of June 30, 1997 (equivalent to approximately $197.6 billion and $4.6 billion, respectively, at prevailing exchange rates at June 30, 1997). The principal executive offices of the Soliciting Shareholder are located at Alexanderplatz 2, D-10178 Berlin, Germany. As of the date of this Proxy Statement, the Soliciting Shareholder owned ______ shares of Common Stock, representing approximately ___% of the issued and outstanding shares of Common Stock. The Soliciting Shareholder is the largest shareholder of the Fund (based on public filings with the Securities and Exchange Commission). The Soliciting Shareholder owns shares in a number of other closed-end mutual funds, including three others in which it owns more than 5% of the outstanding shares. The Soliciting Shareholder has not solicited proxies in opposition to the solicitation of proxies by the management of any other closed-end fund in which it has an equity interest, although it reserves the right to do so in the future.

         On October 7, 1997, the Soliciting Shareholder sent the letter attached hereto as Exhibit 1 to the Fund. In such letter, the Soliciting Shareholder requested that the Audit and Governance Committee of the Fund nominate the Soliciting Shareholder's nominees to the Board of Director of the Fund. On October 14, 1997, Kemper Funds sent the letter attached hereto as
Exhibit 2 to the Soliciting Shareholder. In such letter, Kemper Funds stated that the Soliciting Shareholder's nominees would be considered at the next regularly scheduled meeting of the Audit and Governance Committee. In a conversation with the Fund, the Soliciting Shareholder was informed that the Soliciting Shareholder's proposal regarding its nominees was submitted too late for the Audit and Governance Committee to consider for inclusion in the Fund Proxy Statement relating to the Special Meeting.

         Exhibit 3 attached hereto sets forth information concerning purchases of shares of Common Stock of the Fund by the Soliciting Shareholder during the last two years. During such period, the Soliciting Shareholder has not sold any shares of the Fund.

                         REASONS FOR THE SOLICITATION

         The Soliciting Shareholder has determined to undertake this proxy solicitation because it believes management of the Fund is not truly committed to reducing or eliminating the discount to NAV at which the shares of Common Stock trade. According to the Closed-End Fund Digest (October 1997), the shares of the Fund traded at an average discount of 19.55% from their NAV during the 52 weeks ended September 26, 1997. The Soliciting Shareholder is not aware of any meaningful attempts by the Board of Directors of the Fund to reduce or eliminate the discount during the past year. Moreover, in the proxy statement relating to the 1996 Annual Meeting of the Fund Shareholders, held in May 1996, the Board of Directors recommended that the shareholders of the Fund vote against a proposal to open-end the Fund and against a shareholder proposal to allow the Fund to repurchase its shares at NAV on a periodic basis. The purpose of both proposals was to eliminate or reduce the discount from NAV at which the shares of Common Stock traded.

According to a July 25, 1996 story by Bloomberg news service , the proposal to permit the Fund to purchase its shares on a periodic basis was approved by a majority of the shareholders, but the Board of Directors of the Fund "decided the proposal wasn't in shareholders' best interests."

         The two nominees to the Board proposed by the Board are both affiliated with Scudder, Stevens & Clark, Inc., a majority interest in which will be acquired by Zurich Insurance Company ("Zurich"), the parent company of the Fund's current investment manager. Upon completion of the acquisition, Scudder will changes its name to Scudder Kemper Investments, Inc. ("SKI") and the Fund's current investment manager will be combined with SKI. The Soliciting Shareholder proposes to nominate to the Board of the Fund two individuals who have no affiliation with the Fund's investment manager and who have indicated that they will be committed, on behalf of all Fund shareholders, to exploring methods of reducing or eliminating the discount from NAV of the shares of the Fund. Such methods might include committing the Fund to disseminating NAV on a daily basis, converting the Fund to a closed-end interval fund, open-ending the Fund, or merging the Fund with an open-end fund, among others.

         Mr. Melville has extensive experience in risk management and trading in international equities. Mr. Sell has significant experience in international securities as both a trader and an analyst. As the Fund invests primarily in the securities of Spain, their professional experience would prove to be an asset to the Fund.

         Shareholders of the Fund should note that even if the Soliciting Shareholder's nominees are elected to the Board of Directors of the Fund, they will constitute only two of the eight members of the Board of Directors. For these and other reasons, there can be no assurance that, even if the Soliciting Shareholder's nominees are elected, that the discount from NAV at which the shares of Common Stock trade will be reduced or eliminated. The Soliciting Shareholder has not made any decision as to whether or not it will solicit proxies in future election contests involving the Fund.

                                  THE NOMINEES

         BLUE proxy cards which are signed, dated and returned to the Soliciting Shareholder or its agent, Georgeson & Company Inc. ("Georgeson"), will be voted in favor of the election of Gregory L. Melville and Moritz A. Sell. Messrs. Melville and Sell have furnished the Soliciting Shareholder with the following information concerning their employment history and certain other matters:

Name                         Age     Present Principal Occupation
----                         ---     ----------------------------

Gregory L. Melville          41      Assistant Director of Bankgesellschaft
                                     Berlin AG

Moritz A. Sell               30      Market Strategist at Bankgesellschaft
                                     Berlin AG

         Both Mr. Melville and Mr. Sell are United States citizens. Neither Mr. Melville nor Mr. Sell owns, beneficially or of record, any shares of Common Stock. The principal business address of Messrs. Melville and Sell is c/o the Soliciting Shareholder, Alexanderplatz 2, D-10178 Berlin, Germany.

         GREGORY L. MELVILLE. Mr. Melville has been an Assistant Director of the Soliciting Shareholder since July 1995. From 1990 until June 1995, Mr. Melville was a Vice President of Salomon Brothers Inc., an investment bank, working at Salomon Brothers AG, a subsidiary in Germany. From 1989 through 1990, Mr. Melville was employed by Devon Systems, a software manufacturer for securities firms, as a consultant to customers of Devon Systems. From 1983 through 1989, Mr. Melville was self-employed in the financial services industry. Mr. Melville served as a finance officer in the United States Army from 1978 through 1983. He received a Bachelor of Science degree from the United States Military Academy at West Point in 1978.

         MORITZ A. SELL. Mr. Sell has been a Market Strategist at the Soliciting Shareholder since November 1996. From October 1995 until May 1996, Mr. Sell was an analyst at Barclays de Zoete Wedd, an investment bank. From 1990 through 1993, Mr. Sell was a Derivatives Trader at the Canadian Imperial Bank of Commerce and, from 1993 through April 1994, Mr. Sell was a Derivatives Trader at the Canadian Imperial Bank of Commerce and a Vice President of CIBC Inc., a subsidiary of the Canadian Imperial Bank of Commerce. Mr. Sell received a Bachelor of Arts degree in Economics from George Washington University in 1989.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth certain information as of the date of this Proxy Statement regarding the beneficial ownership of shares of Common Stock by each beneficial owner of more than 5% of the outstanding shares of Common Stock, based upon information contained in filings with the Commission (except that information with regard to the Soliciting Shareholder reflects the number of shares of Common Stock beneficially owned by the Soliciting Shareholder as of the date of this Proxy Statement and is more current than the information contained in the Soliciting Shareholder's filings with the Commission). Unless otherwise noted, each individual or entity named below has sole voting and investment power with respect to the shares indicated:

Name and Address                    No. of Shares Owned     Percentage of Class
----------------                    -------------------     -------------------

Bankgesellshaft Berlin AG
Alexanderplatz 2
D-10178 Berlin
Germany

Stichting Azko Pensioenfonds(1)            965,000                  5.8%
Jansbuitensingel 30
Postbox 1002
6801 ME Arnhem
Netherlands

-------------------
         (1) According to a Schedule 13D filed by Stichting Azko Pensioenfonds ("Stichting") in March 1992, Stichting is the beneficial owner of 965,000 shares of Common Stock. Stichting has not subsequently publicly filed an amendment to its Schedule 13D. However, the Fund Proxy Statement, which lists all holders of more than 5% of the Fund's shares, does not include Stichting as such a holder.

         According to the Fund Proxy Statement, officers and directors of the Fund own an aggregate of 3,306 shares of Common Stock, representing less than 1% of the outstanding shares.

                                THE SOLICITATION

         The Soliciting Shareholder has retained Georgeson to assist and to provide advisory services in connection with this proxy solicitation for which it will be paid a fee of $25,000 and will be reimbursed for reasonable out-of-pocket expenses. The Soliciting Shareholder will indemnify Georgeson against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under the federal securities laws. Other than the nominees, no officers, directors or employees of the Soliciting Shareholder will solicit proxies.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying BLUE proxy card to the beneficial owner of shares of Common Stock for whom they hold of record and the Soliciting Shareholder will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to this proxy solicitation will be borne by the Soliciting Shareholder. The Soliciting Shareholder believes that its efforts and this solicitation will enhance the value of all shareholders' investments in the Fund. It intends to seek reimbursement of its expenses related to this proxy solicitation from the Fund only to the extent permitted by law. The Soliciting Shareholder does not intend to seek shareholder approval of such reimbursement unless such approval is required by law. The Soliciting Shareholder estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $______. Expenses to date have been approximately
$__________.
         If you have any questions concerning this Proxy Solicitation or the procedures to be followed to execute and deliver a proxy, please contact Georgeson at:


                        Georgeson & Company, Inc.
                        Wall Street Plaza, 30th Floor
                        New York, New York 10005
                        Call Toll-Free:  1-800-223-2064

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                   PRELIMINARY COPY -- SUBJECT TO COMPLETION


                                   PROXY CARD

                        PROXY SOLICITED IN OPPOSITION TO
                           THE BOARD OF DIRECTORS OF
                            THE GROWTH FUND OF SPAIN
                                       BY
                           BANKGESELLSCHAFT BERLIN AG

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 1997


The undersigned hereby appoints _____________________ and _________________, and each of them, as the undersigned's proxies, with full power of substitution to attend the Special Meeting of Stockholders of The Growth Fund of Spain, Inc. (the "Fund") to be held in the Presentation Room on the 32nd Floor at the offices of the Fund, 222 South Riverside Plaza, Chicago, Illinois, on Wednesday, December 3, 1997, at 2:30 p.m., Chicago time, and any adjournment or postponement(s) thereof, and to vote on all matters that may come before such meeting the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follow:


(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate [ ].)

1.  ELECTION OF DIRECTORS.
    FOR all nominees listed below.          WITHHOLD AUTHORITY
    (except as indicated to the             to vote for all nominees
    contrary below) [ ]                     listed below  [ ]

    GREGORY L. MELVILLE
    MORITZ A. SELL

    If you wish to withhold authority to vote for the election of any individual nominee, write the name of that nominee below.

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2.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
    BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS PROVIDED IN THE PROXY STATEMENT PROVIDED HEREWITH.


IMPORTANT - PLEASE SIGN AND DATE THE REVERSE SIDE.

SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE IN ITEM 1. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED ______________, 1997 OF BANKGESELLSCHAFT BERLIN AG. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.


(IMPORTANT - PLEASE FILL IN DATE)

This proxy card is provided by Bankgesellschaft Berlin AG, a stockholder of the Fund.

Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)                                     Dated:
            -----------------------------------        ------------------------
Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.